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                                                                   EXHIBIT 99(F)

                     FEDERAL DEPOSIT INSURANCE CORPORATION
                          550 SEVENTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20429

                                    FORM F-3

                                 CURRENT REPORT
                           FOR THE MONTH OF JULY 1994

                            GERMANTOWN SAVINGS BANK
                  (EXACT NAME OF BANK AS SPECIFIED IN CHARTER)

                               ONE BELMONT AVENUE
                      BALA CYNWYD, PENNSYLVANIA 19004-1646
                         (ADDRESS OF PRINCIPAL OFFICE)

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ITEM 12--OTHER MATERIALLY IMPORTANT EVENTS

  As of July 14, 1994, Germantown Savings Bank and CoreStates Financial Corp entered into Amendment No. 1 to the Agreement and Plan of Merger between them. The Amendment provides for the payment of dividends to Germantown Savings Bank shareholders as of the record dates of May 12, 1994, August 15, 1994, and thereafter the sixth day of September, December, March and June, as applicable. This Amendment adds an additional Germantown Savings Bank dividend record date (August 15, 1994) to the Agreement and Plan of Merger.

  A copy of the Amendment No. 1 is attached as Exhibit A.

                                   SIGNATURES

  Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Germantown Savings Bank

Date: August 1, 1994
                                                   /s/ Martin I. Kleppe
                                          By: _________________________________
                                                    Martin I. Kleppe
                                           Chairman of the Board and President
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                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

  THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER ("Amendment No. 1") is made this 14th day of July, 1994, by and between CORESTATES FINANCIAL CORP, a Pennsylvania corporation ("Acquiror") and GERMANTOWN SAVINGS BANK, a Pennsylvania capital stock savings bank ("Acquiree").

  WHEREAS, Acquiror and Acquiree are parties to that certain Agreement and Plan of Merger dated March 7, 1994 (as amended from time to time, the "Agreement"), providing for the acquisition of Acquiree by Acquiror; and

  WHEREAS, Acquiror and Acquiree have agreed to amend the Agreement as set forth herein, subject to the terms and conditions hereof.

  NOW THEREOF, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties, intending to be legally bound hereby, agree as follows:

  1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

  2. Amendment to Section 4.2 (Conduct of the Business of Acquiree Pending the Closing Date). The parenthetical clause in the second clause of Section 4.2(c)(ii) is hereby amended and restated to read in its entirety as follows:

    (the record dates for which shall be May 12, 1994, August 15, 1994, and thereafter the sixth day of September, December, March and June, as applicable)

  3. Miscellaneous.

    a. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws rules thereof.

    b. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    c. Except as otherwise expressly provided herein or in or pursuant to the Merger Agreement, this Amendment No. 1 contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Amendment No. 1 shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Amendment No. 1, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment No. 1, except as expressly provided herein.

  IN WITNESS WHEREOF, each of Acquiror and Acquiree have executed this Agreement as of the date first above written.

                                          CORESTATES FINANCIAL CORP

                                                     /s/ Jorge A. Leon
                                          By___________________________________
                                            Name: Jorge A. Leon
                                            Title: Senior Vice President

                                          GERMANTOWN SAVINGS BANK

                                                   /s/ Martin I. Kleppe
                                          By___________________________________
                                            Name: Martin I. Kleppe
                                            Title: President